EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated June 29, 2004, relating to the financial statements of Nordic American Tanker Shipping Limited (the "Company"), which appear in the Company's Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Statsaurtoriserte Revisorer AS
Oslo, Norway
August 11, 2004